UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 17, 2021

Better For You Wellness, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56262	00-0000000
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1349 East Broad Street Columbus, OH	43205
(address of principal executive offices)	(zip code)

+1 (614) 368-9898
(registrant’s telephone number, including area code)

Former Entity Name: Fast Track Solutions, Inc.
(former name or former mailing address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

“We”, “Us”, “The Issuer” and or “the Company” refer to Better For You Wellness, Inc., a Nevada Company.

Item 1.01 Entry into a Definitive Material Agreement

On September 17, 2021, our Board of Directors unanimously approved to enter into and consummate a “Term Sheet” with Williamsburg Venture Holdings LLC, a Nevada limited liability company (“WVH”). WVH is a multi-strategy, private investment fund located in New York. The Term Sheet is a private placement with registration rights, providing WVH the ability to purchase up to $30,500,000 of our Common Stock. The term of the Term Sheet is for 36 months. Following the execution of the term sheet, the Company is to pay WVH $15,000 to cover associated expenses relating to, amongst other things, preparation of future securities agreements relating to the Term Sheet. Upon entering into definitive agreements with WVH for the purchase and sale of equity, WVH is to immediately purchase $250,000 of the Company’s restricted common stock from the Company at a 15% discount to the last closing price of our Common Stock as reported by the OTC Markets Group. Any future proceeds from the sale of shares, pursuant to the aforementioned term sheet, are to go towards the Company to be used for working capital. Pursuant to the Term Sheet, WVH may not acquire, at any point, more than 4.99% of our outstanding shares of common stock.

On September 17, 2021, our Board of Directors unanimously approved to enter into and consummate an agreement with SRAX, Inc., a Delaware Company (“SRAX”). Pursuant to the agreement with SRAX, the Company will be granted access to a platform developed by SRAX, known as the “Sequire Platform” which, amongst other things, will allow the Company to access trading data. According to SRAX, the platform is an investor intelligence and communications management platform that allows users to “unlock stock buyers' behaviors and trends for issuers of publicly traded companies”. In exchange for twelve months of access to the Sequire Platform, we paid SRAX $20,000. Additional fees may be incurred as a result of this agreement, but we cannot accurately determine what they may be, although we believe any such fees would be nominal.

Also on September 17, 2021, our Board of Directors unanimously agreed to approve to enter into and consummate another agreement with SRAX, whereas SRAX will provide advertising and marketing services to the Company on a case by case basis, as may be requested by the Company.

The above agreements with SRAX were entered into pursuant to the normal course of business, in our opinion, and thus, we have not included the agreements as exhibits to this Form 8-K. A copy of the term sheet entered into with WVH is furnished as Exhibit 10.1 to this Report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On September 17, 2021, Mr. David H. Deming was appointed Secretary of the Company’s Board of Directors by the Company’s Board of Directors.

The biographical information of Mr. David H. Deming is below:

David H. Deming

Mr. Deming, age 68, received a B.A. in Economics from Hobart College in 1975. Mr. Deming started his career at J.P. Morgan in 1976 and was a Managing Director in charge of the Global Healthcare Investment Banking Group from 1991 to 2003.

From April 2013 to March 2018, Mr. Deming served as Managing Partner at TAG Healthcare Advisors LLC, a boutique investment advisory firm. From April 2015 to August 2018, Mr. Deming served as a director of Sorrento Therapeutics Inc., a clinical stage and commercial-stage biopharmaceutical company that develops therapies for cancer, autoimmune, inflammatory, viral, and neurodegenerative diseases. Since March 2018, David H. Deming has served as Partner and Chief Operating Officer of ID Fund LLC, an investor-directed firm for accredited investors.

There are no family relationships between Mr. Deming and any of the Company’s directors or executive officers. It should be noted however, that Mr. Deming is also a Director of the Company. There is no arrangement or understanding between Mr. Deming and any other person pursuant to which Mr. Deming was appointed as the Secretary of the Board and there are no related party transactions involving Mr. Deming that are reportable under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On September 21, 2021, we issued a press release relating to the information and events disclosed within this Form 8-K. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Report.

The information in this Item 7.01, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On September 17, 2021, our Board of Directors unanimously agreed to engage Carter Ledyard Milburn LLP as the Company’s legal counsel going forward, to be consulted on a case by case basis as may be necessary. Any future legal fees that may be incurred are to be billed hourly and may not be static. We believe legal counsel to be important to the growth of the Company going forward.

Currently, as of the filing date of this report, the Company is still pending a FINRA corporate action to effectuate a name change from Fast Track Solutions, Inc. to Better For You Wellness, Inc., and to change our ticker symbol.

The legal date of our name change, August 18, 2021, will differ from the market release date when posted on FINRA’s daily list. An 8-K will be filed with the Commission after completion of our corporate actions that will detail the new CUSIP number for our common stock and ticker symbol.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

NUMBER	EXHIBIT

10.1	Term Sheet between Better For You Wellness, Inc. and Williamsburg Venture Holdings LLC
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Better For You Wellness, Inc.

Dated: September 21, 2021	/s/ Ian James
Ian James Chief Executive Officer